           As filed with the Securities and Exchange Commission on June 4, 2002
                                      An Exhibit List can be found on page II-3.
                                                      Registration No. 333-81452

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                   ----------

                                 AMENDMENT NO. 3
                                     TO THE
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ILIVE, INC.
                 (Name of small business issuer in its charter)

            NEVADA                           6770                     95-4783826
(State or other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)     Identification No.)

                           2102 BUSINESS CENTER DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (949) 660-0099
   (Address and telephone number of principal executive offices and principal place of business)

                            SCOTT HENRICKS, PRESIDENT
                                   ILIVE, INC.
                           2102 BUSINESS CENTER DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (949) 660-0099

            (Name, address and telephone number of agent for service)

                                   ----------
                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                                   ----------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------


                                                CALCULATION OF REGISTRATION FEE
============================================= ================= ==================== ===================== ==============
                                                                 PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                    REGISTERED         SECURITY(1)             PRICE               FEE
--------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, $.001 par value       13,050,000(2)             $.10            $1,315,000.00

Total                                                                                                         $121*
============================================= ================= ==================== ===================== ==============

* Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 16, 2002.
(2) Represents 300% of the shares issuable upon conversion of our 8% convertible debentures and 100,000 shares issuable upon the exercise of outstanding warrants issued on January 11, 2002.

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PRELIMINARY PROSPECTUS              SUBJECT TO COMPLETION, DATED JUNE __, 2002

     The information in this prospectus is not complete and may be changed.

                                   iLive, Inc.
                              13,150,000 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholder of 13,150,000 shares of our common stock, based on current market prices. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder is deemed an underwriter of the shares of common stock, which they are offering.

         We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "LIVE." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 24, 2002, was $.10.

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is June __, 2002.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY ILIVE, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

ILIVE, INC.

         We are a developer of online entertainment focused on the delivery and distribution of streaming video content on an on-demand and pay-per-view basis. We develop our own content and assist others develop a distribution channel for their content on the iLive Network. We offer video-on-demand, electronic shopping, physical VHS and DVD distribution and business-to-business content creation and distribution.

         We have produced in excess of 250 shows viewable on the Internet. We have developed expertise in online editing and encoding. In addition, we have the ability to help companies develop video coverage of their products and services on the Internet. iLive has a crew of trained professionals that are able to go out on location to shoot and produce video content. The content is then brought back to our offices where it is digitally edited then encoded and posted on the Internet for viewing.

         We are currently developing a business-to-consumer model that focuses on the distribution of content online. Our consumers will enjoy television programming with the ability to watch what they want when they want. So whether its learning how to cook, be a DJ or watching an old episode of the Beverly Hillbillies, iLive is bringing consumers a truly unique experience through video on demand over the Internet. Our web site is www.iLive.com.

         Our offices are located at 2102 Business Center Drive, Irvine, California 92612 and our telephone number is 949-660-0099.

                                  The Offering
Common stock offered by selling stockholders

(includes 300% of the shares underlying convertible notes and warrants)...   Up to 13,150,000 shares, based on current
                                                                             market prices and assuming full conversion
                                                                             of the convertible note, with interest for
                                                                             two years. This number represents 22.97%
                                                                             of our current outstanding stock
Common stock to be outstanding after the offering                            Up to 57,250,000 shares

Use of proceeds...........................................................   We will not receive any proceeds  from the
                                                                             sale of the common stock.


Over-The-Counter Bulletin Board ..........................................   ILVE

         The above information is based on 44,100,000 shares of common stock outstanding as of June 3, 2002 and assumes the subsequent conversion of our issued convertible note, with interest, and exercise of warrants by our selling stockholder.

                                  RISK FACTORS

         THIS INVESTMENT HAS A HIGH DEGREE OF RISK. BEFORE YOU INVEST YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT WHICH MAY CONTINUE IN THE FUTURE AND WHICH MAY ADVERSELY IMPACT OUR BUSINESS AND OUR STOCKHOLDERS.

         We have incurred significant net operating losses. We realized a net income of $1,398,653 for the twelve months ended December 31, 2001, and incurred a net loss of $3,098,805 for the twelve months ended December 31, 2000. Our accumulated deficit through December 31, 2001 was $5,353,381. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR STOCKHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS.

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our activities. We have not been able to generate any significant cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. We require new financing in addition to our line of credit with Street Capital, Inc. Deteriorating global economic conditions and the effects of ongoing military actions against terrorists may cause prolonged declines in investor confidence in and accessibility to capital markets. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

OUR BUSINESS MODEL IS UNPROVEN AND MAY NOT BE SUSTAINED, WHICH COULD ADVERSELY IMPACT OUR BUSINESS AND STOCKHOLDERS.

         Our business model, including our distributor program, is predicated on the demand for pay-for-view streaming video content over the Internet. The market for broadband content delivered over the Internet is currently developing and evolving. Accordingly, we are unable to predict the demand for our services and are therefore unable to predict whether our business model may be sustained. If we are unable to generate significant revenues under our current business model, our business, prospects, financial condition and results of operations could be adversely affected.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTE, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


         As of June 3, 2002, we had 44,100,000 shares of common stock issued and outstanding and convertible promissory notes outstanding that may be converted into an estimated 4,350,000 shares of common stock at current market prices, and outstanding options and warrants to purchase 100,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible note may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the note and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our convertible notes is essentially limitless. The notes bear interest at 8%, mature on January 10, 2004, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.13 or (ii) 80% of the average of the three lowest closing prices for our common stock for the 30 trading days before but not including the conversion date.

         The following is an example of the amount shares of our common stock that is issuable, upon conversion of our convertible notes, based on market prices 25%, 50% and 75% below the trading price on the day prior to issuing the convertible notes of $.13.

                                          With        Number of Shares     Percentage of
% Below Market    Price Per Share    Discount of 20%      Issuable       Outstanding Stock
--------------    ---------------    ---------------      --------       -----------------
     25%              $.0975             $.078            4,461,538            11.31%
     50%              $.065              $.052            6,692,308            16.52%
     75%              $.0325             $.026           13,384,615            27.66%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. See the "Selling Stockholder--Financing Terms of the Convertible Note" section for a detailed description of the convertible notes.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTE AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the convertible note and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert their convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of iLive.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE NOTES MAY ENCOURAGE THE INVESTORS TO MAKE SHORT SALES OF OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The convertible notes are convertible into shares of our common stock at a 20% discount to the trading price of the common stock either prior to the issuance of the notes or prior to the conversion, whichever is lower. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of our common stock could encourage short sales by the selling stockholder or others. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which would cause the further downward pressure on the stock price.

THE INTEREST PAYABLE ON OUR CONVERTIBLE NOTES IS ALSO CONVERTIBLE INTO SHARES OF OUR COMMON STOCK.

         To date, we have outstanding an aggregate of $300,000 principal amount 8% convertible notes. The convertible notes are due and payable, with 8% interest, in January 2004 unless sooner converted into shares of our common stock. In addition, any event of default as described in the convertible notes could require the early repayment of the convertible notes, including a premium of 30% of the outstanding principal balance of the note at the time of the default. We anticipate that the full amount of the convertible notes, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible notes. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could foreclose on the collateral and commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering. We may realize up to $15,200 upon the exercise of warrants, which will be used for general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock began trading on the Over-The-Counter Bulletin Board under the symbol "LIVE" on October 26, 1999. Prior to October 26, 1999, our common stock was quoted under the symbol "PHIC."

         The following table sets forth the high and low bid prices for shares of the our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                    High      Low
                                    ----      ---

2000
First Quarter                       4.25      1.19
Second Quarter                      1.75       .41
Third Quarter                       1.94       .34
Fourth Quarter                      1.25      1.38

2001
First Quarter                       1.0625     .25
Second Quarter                       .75       .20
Third Quarter                        .58       .15
Fourth Quarter                       .41       .07

2002
First Quarter                        .35       .14


         As of June 3, 2002, our common stock was held by 206 stockholders of record. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Florida Atlantic Stock Transfer. Their phone number is 954-726-4954.

                                 DIVIDEND POLICY

         Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future nor have we paid any dividends for the last two years. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         --       discuss our future expectations;
         --       contain projections of our future results of operations or of our financial condition; and
         --       state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000.

         Revenues: Revenues totaled $141,060 for the fiscal year ended December 31, 2001 as compared to $3,624 in revenue for the fiscal year ended December 30, 2000. Our business services segment accounted for almost all of our revenue in 2001, while all of our revenue in 2000 were derived from the Miss Beverly Hills beauty pageant. During the fiscal year ended December 31, 2001, we continued to develop our business services which consists of film editing and encoding solutions as well as received our first revenue from pay-per-view content. Basic earnings per share totaled $0.06 for the fiscal year ended December 31, 2001 as opposed to $(0.18) net loss for the fiscal year ended December 31, 2000. The large increase in earnings per share for the fiscal year ended December 31, 2001 was due to a one-time gain of $1,724,983 resulting from the disposal of Asia Pacific, Inc. the holding company of the restaurant operations which were disposed of in 2000. In addition, general and administrative expenses and interest expense decreased by nearly $1,500,000 in 2001 compared to 2000.

         Cost of Sales: Cost of Sales totaled $15,779 for the fiscal year ended December 31, 2001 as compared to $81,681 for the fiscal year ended December 31, 2000. The large decrease in the cost of sales ( a decrease of 518%) was due to the company not holding it Miss Beverly Hills Beauty Pageant this year and the streamlining of operations to focus more on the Internet. As a percentage of total revenue, cost of sales was 11.2% for the fiscal year ended December 31, 2001 resulting in gross margins of 88.8%. The cost of sales will vary significantly from project to project but we aim to consistently challenge and keep the cost of sales to a minimum.

         General and Administrative Expenses: General and Administrative expenses totaled $315,399 (223.5% of revenues) for the fiscal year ended December 31 2001 and $1,153,167 in General and Administrative expenses vs. $3,624 in revenue for the fiscal year ended December 31, 2000. The large decrease in general and administrative expenses was due to the downsizing of operations as we continue to refine our focus on our plan of operations.

LIQUIDITY AND CAPITAL RESOURCES

         In 1999, we entered into a $1,500,000 convertible line of credit arrangement with Street capital Inc., an entity that is controlled by our President, Mr. Henricks, and CEO, Mr. Aimers, bearing interest at 12% and due on or before March 7, 2001. The note was convertible at the holder's election into common stock at $0.25 per share, was fully utilized, and was converted into 6,000,000 shares in 2000. In 2000, we entered into a new $1,500,000 convertible line of credit at 12% interest with all principal and interest due on or before April 7, 2002. The note is convertible at the holder's election into a maximum of 6,000,000 shares of common stock at $0.25 per share. At December 31, 2001, we had borrowed a total of $958,454 on this line of credit and the holder had converted $761,250 of the debt into 3,045,000 common shares.

         For the fiscal year ended December 31, 2001, our only material cash flow came from our business services division as well as the convertible line of credit. For the coming fiscal year we look to see increased cash flow from business services as well as content pay-per-view. We believe that we will also gain additional revenue not seen in the fiscal year ended December 31, 2001 as we begin to enter the ISP market.

         We do not have existing capital resources or credit lines available that are sufficient to fund our operations and capital requirements as presently planned over the next twelve months. We are actively pursuing additional funds through the issuance of either debt or equity instruments. We may also pursue a working capital line of credit to be secured by our assets. However, such funds may not be available on favorable terms or at all.

         We currently estimate that we will need approximately $500,000 to continue operations through the end of the fiscal year 2002. These operating costs include general and administrative expenses, website development and hosting, and cost of sales.

SUBSEQUENT EVENTS

         In January 2002, we issued 1,050,000 shares of registered common stock to Gennady Levichenko and 1,100,000 shares of registered common stock to Todd Gilligan for consulting services to be rendered. These shares were registered on a Form S-8 and filed with the Securities and Exchange Commission on January 7, 2002.

         In January 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. for the issuance of a $300,000 principal amount of 8% convertible note and 100,000 common stock purchase warrants in reliance on
Section 4(2) of the Act and Rule 506. The notes bear interest at 8%, mature on January 10, 2004, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.13 or (ii) 80% of the average of the three lowest closing prices for our common stock for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before January 10, 2004 without the consent of the holder. The full principal amount of the convertible notes are due upon default under the terms of convertible notes. The warrants are exercisable until January 10, 2005 at a purchase price of the lower of (i) $0.152 or (ii) 120% of the average of the three lowest closing prices for the 10 trading days before but not including the exercise date. The commission for the transaction was $30,000 and was paid to Laurus Capital Management, Ltd..

         On January 10, 2002, we entered in an agreement to issue 850,000 shares of common stock to Bel Air Screen Group Inc. in consideration for $161,500 worth of content.

         On January 8, 2002, we entered into an agreement to issue 1,300,000 shares of common stock to Driven Financial Group Inc. in consideration for $247,000 worth of Investor Relations Services.

         On January 4, 2002, we entered in to an agreement to issue 1,300,000 shares of common stock to Leico Investments Limited in consideration for $247,000 worth of consulting services.

         On January 22, 2002, we entered in an agreement to issue 1,250,000 shares of common stock to Atlas Encoding Service Inc. in consideration for $268,750 worth of services.

         On January 15, 2002, we entered into an agreement to issue 1,350,000 shares of common stock to Black Forest Films Inc. in consideration for $290,250 worth of content.

         On January 15, 2002, we entered into an agreement to issue 1,400,000 shares of common stock to Axis Library Group Inc. in consideration for $301,000 worth of content.

BUSINESS

OVERVIEW

         We are a developer of online entertainment focused on the delivery and distribution of streaming video content on an on-demand and pay-per-view basis. We develop our own content and assist others develop a distribution channel for their content on the iLive Network. We offer video-on-demand, electronic shopping, physical VHS and DVD distribution and business-to-business content creation and distribution.

         We have produced in excess of 250 shows of content that isviewable on the Internet. We have developed expertise in online editing and encoding. In addition, we have the ability to help companies develop video coverage of their products and services on the Internet. iLive has a crew of trained professionals that are able to go out on location to shoot and produce video content. The content is then brought back to our offices where it is digitally edited then encoded and posted on the Internet for viewing.

         We are currently developing a business-to-consumer model that focuses on the distribution of content online. Our consumers will enjoy television programming with the ability to watch what they want when they want. So whether its learning how to cook, be a DJ or watching an old episode of the Beverly Hillbillies, iLive is bringing consumers a truly unique experience through video on demand over the Internet. Our web site is www.iLive.com.

         Our offices are located at 2102 Business Center Drive, Irvine, California 92612 and our telephone number is 949-660-0099.

OUR HISTORY

         We were originally incorporated under the laws of the State of Nevada in April 1987 as Sandalwood Corporation. In 1988, Sandalwood sold its existing operations and became inactive. In November 1994, Sandalwood acquired Spaceplex One, Inc., a New York corporation and changed its name to Spaceplex Amusement Centers International, Ltd. Spaceplex, through its subsidiaries, engaged in the business of operating family amusement centers. In April 1996, Spaceplex filed for Chapter 11 bankruptcy proceedings. As a result of those proceedings, Spaceplex satisfied all outstanding debts and claims utilizing all of its remaining assets and discontinued all obligations. Spaceplex was discharged from bankruptcy in April 1996. In May 1996, we changed our name to Air Energy, Inc., and in December 1997, we changed our name to Powerhouse International, Inc. From May 1996 until October 1999, we were inactive.

         On September 30, 1999, we acquired all of the outstanding common stock of Asia Pacific Co. Ltd., a Nuie corporation in exchange for 690,000 shares of our common stock. Asia-Pacific's principal asset consists of a 64% ownership interest in 246 LLC, a California limited liability corporation d/b/a Chasen's, a restaurant located in Beverly Hills, California.

         On October 21, 1999, we changed our name to iLive, Inc. to better reflect our current business plan.

         On September 30, 2001, we disposed of Asia Pacific Co. Ltd. to an unrelated third party.

BUSINESS OF ISSUER

         Through our website, iLive.com, we are designed to capitalize on the growing video on demand market on the Internet. On iLive.com, consumers will enjoy television programming with the ability to watch what they want when they want to watch it. So whether it is learning how to cook with a chef from Italy, Kung Fu lessons from a master in Japan, or golf instruction from a PGA professional, iLive is bringing consumers their choice of content through video on demand on the Internet.

         By creating our own distribution network through the acquisition of small and medium sized private ISP (Internet Service Providers), we hope to help large content providers, such as MGM, Viacom, Sony and Universal avoid the kinds of disruption caused by services like Napster, the former free music swapping Internet service. Although the record companies finally succeeded in getting the courts to shut down Napster, millions of songs had been shared for free and billions of dollars in revenue had been lost. The film industry is already seeing the beginnings of similar losses, as second generation "Napsters" allow movie swapping. The film industry is also desperately seeking a viable revenue streams from content distribution on the Internet. Of the movies produced by major studios and released in the United States each year, relatively few are profitable for the studios based on box office tickets alone.

Our Solution

1. We offer video on demand, electronic shopping, physical distribution of VHS and DVD, and business-to-business content creation and distribution services. The marriage between the personal computers and cable worlds, as well as the personal computer and television, will allow us to create a full service interactive programming network.

2. Another factor that makes iLive truly unique is that it doesn't have to worry whether the machine used to consume such broadband content is a PC, a TV or a combination of both. Nor do we need to care if people get the information from a cable modem or a set top box. Leaving iLive free to concentrate on content; how it's packaged and how to make it easy to sell.

OUR BUSINESS MODEL

         We strive to be the leader in satisfying consumer demand for unique content both on and offline. As announced in a recent press release, we intend to enter the ISP marketplace through an acquisition strategy of small and medium sized private ISPs. Management believes that becoming an ISP will further vertically integrate the company and strengthening our content by increasing our ability to distribute it to our end users. We are also looking to adopt revenue sharing agreements (though the company currently only has an agreement with Pro Sound Stage and Lighting to mutually distribute each others content on and offline) with major motion picture studios similar to the agreements currently used by video rental companies. These agreements along with own content production and distribution will allow for the continuous flow of new content and revenue.

         Our business model focuses on providing three levels of service: online streaming distribution, physical VHS and DVD distribution, and business services. To date, we have received all of our revenue for providing business services.

ONLINE STREAMING

         Our online streaming service continues to focus on building a quality library of unique content as well as developing a proprietary peer-to-peer distribution platform for sharing content. We currently have developed approximately 250 hours of content, or approximately 250 shows, and continually looks to partner with content providers (like Pro Sound Stage and Lighting) as well as purchase content to keep the users experience rewarding. In building our library of content, we will always strive to possess new and entertaining episodes by both producing our own shows and syndicating content from other producers. The revenue sharing agreements that the large studios currently have with video rental houses offers producers a percentage of the income. We will look to keep production costs low while still delivering a quality end product to the consumer. Traditional programming budgets for television generally run in excess of $500,000 per half hour show. These shows have short shelf lives, allowing the networks only a short time to recoup their investment. Fortunately, for television, the 30-second commercials have provided networks with enough revenue to easily achieve profitability. With wide scale broadband acceptance still growing, the Internet needs to be cost sensitive and creative in reaching profitability. Our route to profitability starts with production costs, which average $3,000 to $5,000 per show.

         We aim to make a profit on every show we make. These low entry costs will allow even shows with limited success a realistic chance at making money. Secondly, we are looking closely at the staying power of our content. The philosophy is that the longer a show is running the more likely it is to be profitable. We therefore look to make our shows as timeless as possible. As such, we have opted away from early pioneers of covering red carpet events, and showing movie trailers, and have instead looked to produce timeless shows like cooking lessons, and focus on topics like relationships, and celebrity homes. Content that will be as interesting five years from now as it is today.

PHYSICAL DISTRIBUTION

         Broadband saturation is now reaching the point where a sustainable business model may be built, while the industry is just now coming into its peak growth rate. We have chosen to tap the already established revenue stream of VHS and DVD sales to provide the existing users with product that are not yet able to accept streamed media. This builds both our customer base and revenues, which sustain our position as the broadband industry grows under it.

         We will partner with physical stores and virtual, Internet, stores to retail VHS and DVD videos. Currently, iLive has implemented this through its partnership with Pro Sound Stage and Lighting (PSSL). PSSL, is one of the ten largest pro audio, stage lighting and DJ equipment companies in the United States. iLive has agreed to encode PSSL's video library and make it available on the iLive.com website on a pay-per-view basis. PSSL will receive 25% of the pay-per-view revenue generated from its content. PSSL has also agreed to distribute iLive's Mixology series through their direct mail catalog and website.

         Physical video distribution will feature shows that are already available online on a pay-per-view basis and so this added revenue stream costs us very little. Management anticipates robust sales from the videos as they target very specific market niches, which can be exploited by using retail outlets that cater directly to these niches. A good example of this is our Mixology series. Market research shows that the DJ Industry is worth $131 million a year, with a host of online and physical stores catering directly to these individuals. We will wholesale our videos to these stores and earn between $5 and $10 per video. Additionally, we will retail our videos directly on our website, realizing between $10 and $15.

         In addition, we will explore the possibility of acquiring video duplication companies. The advantages of such a move are two fold. Firstly, this will allow us to earn greater margins on each VHS or DVD sold because we would produce our products "in-house." Secondly, the duplicator would put us in touch with many business that are producing content which will enable us to cross sell web based distribution, film and encode.

BUSINESS SERVICES

         Nearly half of the U.S. adult population has now made a purchase online, taking e-commerce from a dot.com novelty to the mainstream, according to a survey by Nielsen NetRatings and Harris Interactive. More than $3.5 billion was spent online in March 2001, a 35.6% increase from $2.6 billion in April 2000. With e-commerce being such an important part of retailing, businesses are now rethinking their Internet strategy. A prime example of the new thinking is BMW films. BMW created 6-8 minute short Internet films that provide the elusive mix of entertainment and product showcasing that brands ranging from Nike to Nivea have desired for years. This prompted BMW to record its best May and June ever in terms of car sales, exceeding the 40,000-vehicle mark - despite a cooling economy.

         With iLive producing more than 250 hours of content for the Internet, we have a certain expertise in filming, online editing and encoding. Our professional crews are able to go out to shoot and produce video content "on location." The content is then quickly edited and digitally encoded for viewing over the Internet. The economics of the Internet combined with this ease of distribution has undoubtedly made this the marketing of choice for many companies wanting to promote themselves globally. We also offer the unique ability to take existing content and push it through our distribution channels. This gives companies the chance to develop a revenue stream from Internet viewing, something that many companies have yet to discover.

         To date, we have generated all of our revenue from our business services division. However, management anticipates that our newly designed website, which simplifies the pay-per-view concept, as well as the industry moving away from distributing free video content, will allow us to experience significant growth in this area moving forward.

THE MARKETPLACE

         The Internet gets redefined almost daily. According to Forward Concepts there are approximately 500 million worldwide Internet users. We believe that streaming video is the future of Internet programming. Its future on the Internet lies with the expansion of broadband connectivity. Internet television will grow as broadband and high-speed Internet connectivity grows. The current market size of Internet television, which is approximately 10 million households, is a larger addressable market than many "regular television" markets. Yet, Internet television usage has still only penetrated less than 2% of the worldwide Internet market, and you have the emergence of an exploding opportunity.

         Dataquest estimates that the potential market for video-on-demand is $9 billion, or $1 billion more than the entire market for video rentals in 1998.

COMPETITION

            To date, a large number of startups have focused on producing TV programming for the Web and distributing films over the Internet. However, iLive management believes the reason no company has yet to "make it" is that nobody is offering compelling content and nobody is generating revenue in producing that content offline. iLive's main competitors are companies like Cinema Now, Intertainer, iFilm, and of course AOL/Time Warner as iLive enters the ISP aspect of their business.

EMPLOYEES

         We currently employ, 3 full-time employees and 4 consultant/part-time employees. None of these employees is subject to a collective bargaining agreement, and there is no union representation within our company. We maintain various employee benefit plans and believe our employee relations are good.

FACILITIES

         Our principal executive office address is 2102 Business Center Drive, Irvine, California 92612. We lease our facilities month to month. Our rent expense was $103,914 for the year ended December 31, 2001. The facilities are of adequate size to allow us to grow to approximately 15 people after which time we will need to seek larger space. Our month-to-month agreement will allow us flexibility in moving as we grow in size.

LEGAL PROCEEDINGS

         From time to time may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operations of its business. We are currently involved in two such instances.

JERRY NIETO v. iLIVE, INC., ET AL.

         On September 21, 2001, a lawsuit was filed in the Superior Court of the State of California for the County of Orange, against us entitled Jerry Nieto v. iLive, Inc., et al. The complaint alleges various claims seeking payment of past due wages in the amount of $9,000, 750,000 shares of our common stock, and penalties and attorney fees. Mr. Nieto was contracted to develop a functional website for us and was paid in excess of $250,000 to perform this task. We believe that Mr. Nieto breached his contract by not delivering a functional website and withheld a final payment. We deny all of Mr. Nieto's claims and are vigorously defending the action.

AL MOSHIRI v. iLIVE INC., ET AL.

         On July 20, 2001, a lawsuit was filed in the Superior Court of the State of California for the County of Los Angeles, against us entitled Al Moshiri v. iLive, Inc., et. al. The complaint alleges various claims seeking payment of alleged finder's fees and damages in the amount of $500,000 and seeks punitive damages of $5,000,000. Mr. Moshiri alleges to have raised iLive millions of dollars in financing and seeks payment of a commission for such funding. We deny these claims and are vigorously defending the action.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


        NAME                           AGE             POSITION
        ----                           ---             --------
        Scott Henricks                 30              President, CFO, Secretary and Director
        Albert Aimers                  39              Chief Executive Officer and Director
        Mark Moline                    33              Chief Technical Officer
        Gennady Levtchenko             38              Chief Operating Officer

         Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified, although Scott Henricks has an employment agreement. There are no family relationships between any of our directors or officers.

         SCOTT HENRICKS is currently our President (since April 25, 2000), Chief Financial Officer (since September 30, 2000), Secretary and one of the founders. Mr. Henricks was our Chief Executive Officer from April 25, 2000 to January 8, 2002. Prior to that Mr. Henricks was our director of business development. From 1996 to 1999, Mr. Henricks was the President and Founder of Wall Street, Inc. an Investment Banking company, which focused on helping build strategic relationships, and business development for emerging companies.

         ALBERT AIMERS is currently our Chief Executive Officer and Director (since January 9, 2002). Mr. Aimers was Chairman of our board in 1999. Since 1998, Mr. Aimers has been Vice President of Corporate affairs and a shareholder of Street Capital, Inc., a firm engaged in merchant banking. From 1997 to 1998, Mr. Aimers was a partner in Strategic Equity Corp., a firm engaged in merchant banking.

         MARK MOLINE is currently our Chief Technical Officer. From 1997 to 2001 Mr. Moline was the President and founder of Internetrix.net a web design and hosting company that has set up multiple server farms and has developed in excess of 25 websites with focuses on streaming media.

         GENNADY LEVTCHENKO is currently our Chief Operating Officer. >From 1999 to 2002, Mr. Levtchenko worked as an independent consultant to iLive in the areas of content development and video encoding. From 1996 to 1999 Mr. Levtchenko was the President of Sandline International, a company that focused on the developing of original content from script writing, encoding, editing to full production.

                             EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our President for the fiscal years ending December 31, 2001, 2000 and 1999:

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                            Other
                                                           Annual      Restricted     Options       LTIP
  Name & Principal                Salary       Bonus       Compen-        Stock         SARs       Payouts      All Other
      Position          Year        ($)         ($)      sation ($)      awards        (#)(1)        ($)      Compen-sation
--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Scott Henricks,         2001    $60,000          0            0             0            0            0             0
President               2000    $60,000*         0            0             0            0            0             0
                        1999    0                0            0             0            0            0             0

* Includes $37,464 in accrued but unpaid salary.

EMPLOYMENT AGREEMENT

         iLive and Scott Henricks, our President, are parties to an agreement, made on April 1, 2000, which provides payments aggregating $60,000 per year. The agreement, which also provides for increases, performance bonuses and stock option bonuses subject to performance and services rendered, is expected to continue in force until amended by mutual agreement or terminated by either party or the expiry of the term.

         iLive and Albert Aimers, our Chief Executive Officer, are parties to an agreement, made on March 1, 2002, which provides payments aggregating $120,000 per year. The agreement, which also provides for increases, performance bonuses and stock option bonuses subject to performance and services rendered, is expected to continue in force until amended by mutual agreement or terminated by either party or the expiry of the term.

OPTIONS

         For our fiscal year ending December 31, 2001, we did not issue options to our executive officers and they did not exercise any options.

COMPENSATION OF DIRECTORS

         We do not compensate our directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1999, we entered into a $1,500,000 convertible line of credit arrangement with Street Capital Inc., an entity that is owned 100% by our President, Mr. Henricks, and in which our CEO, Mr. Aimers, is an executive officer. This line of credit bears interest at 12% and due on or before March 7, 2001. The note was convertible at the holder's election into common stock at $0.25 per share, was fully utilized, and was converted into 6,000,000 shares in 2000. In 2000, we entered into a new $1,500,000 convertible line of credit at 12% interest with all principal and interest due on or before April 7, 2002. The note is convertible at the holder's election into a maximum of 6,000,000 shares of common stock at $0.25 per share. At December 31, 2001, we had borrowed a total of $958,454 on this line of credit and the holder had converted $761,250 of the debt into 3,045,000 common shares. The note's maturity date has been extended to June 7, 2002. We currently owe Street Capital $197,204 under this line of credit.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of April 25, 2002 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Each person's address is c/o iLive, Inc., 2102 Business Center Drive, Irvine, California 92612.

                                                                             Shares Beneficially Owned(1)
                                                                             ----------------------------
Name and Address of Beneficial Owner                                          Number           Percent
------------------------------------------------------------------------ ------------------ -------------
Scott Henricks, President (2)                                                 1,788,816           4.00%

Albert Aimers, Chief Executive Officer (3)                                    6,500,000          14.73%

Street Capital, Inc. (4)                                                        788,816           1.76%

Total securities held by officers and directors as a group (2 people):        8,288,816          18.79%

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 25, 2002 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 44,100,000 shares of common stock outstanding on April 25, 2002, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of April 25, 2002, as described below.
(2) Includes 1,000,000 shares of common stock owned directly by Mr. Henricks and 788,816 shares of common stock owned indirectly that are issuable upon conversion of a note held by Street Capital, Inc., an entity that is controlled by Mr. Henricks.
(3) Includes 6,500,000 shares of common stock owned directly.
(4) Includes 788,816 shares of common stock issuable upon conversion of a note held by Street Capital, Inc., an entity that is controlled by Mr. Henricks.

                            DESCRIPTION OF SECURITIES

         THE FOLLOWING DESCRIPTION OF OUR CAPITAL STOCK IS A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF OUR ARTICLES OF INCORPORATION, WITH AMENDMENTS, ALL OF WHICH HAVE BEEN FILED AS EXHIBITS TO OUR REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

         Our Amended Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the iLive, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares..

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of iLive, Inc. and our stockholders (through stockholder's derivative suits on behalf of iLive, Inc.) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of iLive, Inc. or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling iLive, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

         --   ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         --   block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         --   purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         --   an exchange distribution in accordance with the rules of the applicable exchange;
         --   privately-negotiated transactions;
         --   short sales;
         --   broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
              and
         --   a combination of any such methods of sale.

         In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holders.

         The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholder shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts. We and the selling stockholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PENNY STOCK

         The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

STOCK SIGNAL STOCKWATCH

         During the week of April 8-12, 2002, a publication was distributed by Stock Signal Stockwatch regarding our common stock and our business. Our officers, directors and major shareholders do not have any knowledge regarding the origin or publication of Stockwatch's report. Accordingly, our officers, directors, and major shareholders did not pay for the production of dissemination of the report by Stock Signal Stockwatch. In addition, all offers by our officers and directors prior to the effectiveness of this prospectus have complied with Rule 134 of the Securities Act of 1933.

                               SELLING STOCKHOLDER

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                            Total
                        Total Shares     Percentage
                      of Common Stock     of Common      Shares of
                       Issuable Upon       Stock,      Common Stock     Beneficial Percentage of    Beneficial   Percentage
                       Conversion of      Assuming      Included in     Ownership   Common Stock    Ownership    of Common
        Name            Notes and/or        Full        Prospectus     Before the   Owned Before    After the   Stock Owned
                        Warrants(2)     Conversion(2)       (1)         Offering      Offering      Offering   After Offering
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------
Laurus Master Fund,      4,450,000          9.17%          Up to       2,316,167       4.99%           0             0
                                                        13,150,000
Ltd. (2)                                                 shares of
                                                       common stock
--------------------- ----------------- -------------- -------------- ------------ --------------- ----------- ---------------

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 300% of the shares issuable upon conversion of the convertible notes, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

(2) Based on a conversion price of $.08 per share and includes 100,000 shares underlying warrants that are currently exercisable at an exercise price of $0.152 per share. In accordance with rule 13d-3 under the securities exchange act of 1934,Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

FINANCING TERMS OF CONVERTIBLE NOTE

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholder on January 10, 2002 for the sale of (i) a $300,000 convertible note and (ii) a warrants to buy 100,000 shares of our common stock.

         The notes bear interest at 8%, mature on January 10, 2004, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.13 or (ii) 80% of the average of the three lowest closing prices for our common stock for the 30 trading days before but not including the conversion date. The note may not be paid, in whole or in part, before January 10, 2004 without the consent of the holder. The full principal amount of the convertible notes are due upon default under the terms of convertible notes. The warrants are exercisable until January 10, 2005 at a purchase price of the lower of (i) $0.152 or (ii) 120% of the average of the three lowest closing prices for the 10 trading days before but not including the exercise date.

         The conversion price of the notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete copy of the Securities Purchase Agreement and related documents was filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of a note is determined by dividing that portion of the principal of the note to be converted and interest, if any, by the conversion price. For example, assuming conversion of $300,000 of notes on January 16, 2002, a conversion price of $0.13 per share, and the payment of accrued interest in the approximate amount of $2,152 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

                      $300,000 + $2,152 = 2,324,246 shares
                      -----------------
                            $0.13

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Our financial statements at December 31, 2000 and 2001 appearing in this prospectus and registration statement have been audited by Cacciamatta Accountancy Corporation, independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of iLive, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

         We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

         We furnish our stockholders with annual reports containing audited financial statements.

                          iLIVE, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                                  (Unaudited)

                                                                      MARCH 31,
                                                                        2002
                                                                    ------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $    25,040
  Accounts receivable                                                    58,034
  Prepaid expenses                                                      231,100
                                                                    ------------

   Total current assets                                                 314,174

EQUIPMENT, NET OF ACCUMULATED DEPRECIATION OF $61,387                   101,310
WEB CONTENT                                                             605,000
BEAUTY PAGEANT RIGHTS                                                   100,150
OTHER                                                                    52,469
                                                                    ------------

                                                                    $ 1,173,103
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable                                                      $   100,000
  Notes payable - stockholder                                           197,204
  Accounts payable                                                      105,671
  Accrued interest, including $261,556 to related party                 279,056
  Accrued payroll                                                        37,464
                                                                    ------------

    Total current liabilities                                           719,395

CONVERTIBLE DEBT                                                        300,000
                                                                    ------------
    Total  liabilities                                                1,019,395
                                                                    ------------

COMMITMENTS AND CONTINGENCIES                                                --

STOCKHOLDERS' EQUITY

  Common stock,  $.001 par value; 100,000,000 shares
    authorized, 34,058,147 shares issued and outstanding                 34,058
  Additional paid-in capital                                          6,804,072
  Unamortized beneficial conversion feature of convertible debt         (66,679)
  Accumulated deficit                                                (6,617,743)
                                                                    ------------

    Total stockholders' equity                                          153,708
                                                                    ------------

                                                                    $ 1,173,103
                                                                    ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                          iLIVE, INC. AND SUBSIDIARIES
                Condensed Consolidated Statements of Operations
                                  (Unaudited)

                                                   THREE MONTHS ENDED MARCH 31,
                                                 -------------------------------
                                                     2002               2001
                                                 -------------     -------------

REVENUES                                         $      2,000      $         --

COSTS AND EXPENSES
  Cost of sales                                           625                --
  Website development and hosting                     580,500           120,254
  General and administrative                          668,162           208,167
  Interest                                             10,821            24,962
  Interest - related party                              6,254             9,952
                                                 -------------     -------------

NET LOSS                                         $ (1,264,362)     $   (363,335)
                                                 =============     =============

BASIC AND DILUTED LOSS PER SHARE
  Net loss                                       $      (0.04)     $      (0.02)
                                                 =============     =============

BASIC AND DILUTED WEIGHTED AVERAGE
 NUMBER OF SHARES OUTSTANDING                      28,917,591        21,313,147
                                                 =============     =============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                            iLIVE, INC. AND SUBSIDIARIES
                   Condensed Consolidated Statements of Cash Flows
                                     (Unaudited)

                                                          THREE MONTHS ENDED MARCH 31,
                                                          ---------------------------
                                                              2002           2001
                                                          ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                               $(1,264,362)   $  (363,335)
   Adjustments to reconcile net loss to net cash
      used by operating activities:
      Depreciation and amortization                            23,027          5,409
      Beneficial conversion feature of convertible debt         8,321             --
      Issuance of shares for services                       1,210,000             --
   Change in assets and liabilities:
      Accounts receivable                                       7,870             --
      Prepaids and other assets                              (283,569)        (1,500)
      Accrued interest                                          2,500          9,952
      Accrued interest - related party                          6,254         24,545
      Accrued payroll                                              --         15,000
      Accounts payable                                         43,798         37,684
      Other accrued expenses                                       --        (12,555)
                                                          ------------   ------------

         Net cash used by operating activities               (246,161)      (284,800)
                                                          ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                    (28,799)            --
                                                          ------------   ------------

         Net cash provided  by investing activities           (28,799)            --
                                                          ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of debt                              300,000             --
  Advances from stockholder                                        --        124,800
  Issuance of  common stock                                        --        160,000
                                                          ------------   ------------

         Net cash provided by financing activities            300,000        284,800
                                                          ------------   ------------

Net decrease in cash                                           25,040             --

CASH, BEGINNING OF PERIOD                                          --             --
                                                          ------------   ------------

CASH, END OF PERIOD                                       $    25,040    $        --
                                                          ============   ============

SUPPLEMENTAL DISCLOSURES OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES

      Issuance of shares for web content                  $   605,000    $        --
                                                          ============   ============

CASH PAID FOR
  Interest                                                $        --    $        --
                                                          ============   ============
  Income taxes                                            $        --    $        --
                                                          ============   ============

     The accompanying notes are an integral part of these financial statements.

                                          F-3

                          ILIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2002

1.    BASIS OF PRESENTATION
---------------------------

      The accompanying condensed consolidated financial statements include the accounts of iLive, Inc., ("iLive"), its wholly owned subsidiaries, Society of Economic Assurance, Inc. ("SEA") and Asia Pacific Co., LTD ("Asia Pacific") and Asia Pacific's majority owned subsidiary, 246 LLC, (collectively, the "Company") through September 30, 2001. All material intercompany transactions and accounts have been eliminated in consolidation.

      iLive (formerly Powerhouse International Corporation) was incorporated in 1987 in Nevada, became inactive in 1996, and had no assets or liabilities at August 31, 1999. On September 7, 1999, iLive sold 10,000,000 shares of common stock for $500,000 cash and on September 30, 1999, it acquired Asia Pacific for 690,000 of its common shares valued at $74,609. This acquisition was accounted for as a purchase; accordingly, the results of operations of Asia Pacific are included in the accompanying consolidated financial statements since the date of acquisition through its sale on September 30, 2001.

      Asia Pacific, incorporated in October 1995 in Niue (a foreign country), acquired a controlling 64% interest in 246 LLC, a limited liability company organized in March 1996, to construct and operate a full-service restaurant, bar and membership club in Beverly Hills, California. The restaurant, known as Chasen's, commenced operations in April 1997. In July 2000, operations of the restaurant were discontinued and all restaurant assets were abandoned. On September 30, 2001, Asia Pacific was sold for $10,000.

      On February 17, 2000 the Company acquired 100% of the outstanding shares of Society of Economic Assurance, Inc. ("SEA"), a Nevada public shell by issuing 200,000 shares of its common stock. The Company elected to have SEA become the successor issuer, pursuant to Rule 12g-3(a) of the general Rules and Regulations of the Securities and Exchange Commission for reporting purposes under the Securities Exchange Act of 1934. For accounting purposes, the SEA acquisition was treated as a recapitalization. From its inception, SEA has been inactive, has operated no business, and held no assets or liabilities.

      Management is focused on the delivery and distribution of streaming video content on an on-demand and pay-per-view basis. The Company develops its own content and assists others to develop a distribution channel for their content on the iLive Network. The Company offers video-on-demand, electronic shopping, physical VHS and DVD distribution and business-to-business content creation and distribution. The Company currently generates virtually all of its revenue from its business services division where they help other bring their content online by providing editing and encoding solutions. Moving forward the Company looks to generate additional revenue from pay-per-view content and the Company's recent commitment to enter into the ISP market.

                          ILIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2002

2.    INTERIM PERIODS
---------------------

      The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions of Form 10-QSB and do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all necessary adjustments (consisting of normal recurring adjustments) for a fair presentation have been included. Operating results for the three months ended March 31, 2002, are not necessarily indicative of results for any future period. These statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2001 included in the Company's Form 10-KSB.

3.    NOTES PAYABLE
-------------------

      On October 1, 2000 the Company issued a convertible note of up to $1,500,000. Pursuant to the terms of the note, the Company is required to repay the principal amount of $1,500,000 with 12% interest on or before April 7, 2002. The note is convertible at any time given 15 days notice at the holder's election into a maximum of 6,000,000 shares of the Company's common stock at $0.25 per share. As of March 31, 2002 the Company has borrowed $958,454 of which $761,250 was converted to common stock during the year ended December 31, 2001.

      On January 10, 2002 the Company issued a convertible note up to $300,000 and a warrant to purchase an additional 100,000 shares of its common stock. Pursuant to the terms of the note, the Company is required to repay the principal amount of $300,000 with 8% interest. The note may not be paid, in whole or in part, before January 10, 2004. The note is convertible into common stock, at the selling stockholder's option, a the lower of (i) $0.13 or (ii) 80% of the average of the three lowest closing prices for the common stock for the 30 trading days before but not including the conversion date. The warrants are exercisable until January 10, 2005 at a purchase price of the lower of (i) $0.152 or (ii) 120% of the average of the three lowest closing prices for the 10 trading days before but not including the exercise date. The Company reported a beneficial conversion feature of $75,000, which is reflected in additional paid in capital. Amortization of $8,321 was reflected as interest expense for the quarter ended March 31, 2002.

                          ILIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2002

4.    STOCKHOLDER'S EQUITY
--------------------------

      In Q 1 2002, the Company issued:

      2,150,000 shares valued $279,500 ($0.13 per share) in exchange for consulting services.

      850,000 shares valued $161,500 ($0.19 per share) in exchange for corporate video services.

      1,300,000 shares valued $247,000 ($0.19 per share) in exchange for investor relations services.

      1,300,000 shares valued at $247,000 ($0.19 per share) in exchange for consulting services.

      2,750,000 shares valued at $605,000 ($0.22 per share) in exchange for web content.

      1,250,000 shares valued at $275,000 ($0.22 per share) in exchange for encoding services.

5.    DISCONTINUED OPERATIONS
-----------------------------

      In April 2000, management closed the restaurant to the public and began operating it for private parties only. In July 2000, operations of the restaurant were permanently discontinued and all restaurant assets were abandoned. Revenues from discontinued operations totaled $701,000 in 2000.

      On September 30, 2001 the Company sold Asia Pacific to an unrelated party for $10,000, resulting in a gain on the disposal of $1,893,083. At September 30, 2001, Asia Pacific had zero assets and the following liabilities:

      Notes payable                                                 $   376,623
      Accounts payable                                                  731,792
      Accrued interest                                                  136,399
      Accrued payroll and related taxes                                 375,816
      Other accrued expenses                                            262,453
                                                                    ------------
                                                                    $ 1,883,083
                                                                    ============

                          ILIVE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2002

6.    LEGAL PROCEEDINGS
-----------------------

      The Company from time to time may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operations of its business. The Company is currently involved in two such instances.

      Jerry Nieto v. iLive, Inc., et al.
      ----------------------------------

      On September 21, 2001, a lawsuit was filed in the Superior Court of the State of California for the County of Orange, against the Company entitled Jerry Nieto v. iLive, Inc., et al. The complaint alleges various claims seeking payment of past due wages in the amount of $9,000, 750,000 shares of the Company's common stock, and penalties and attorney fees. The Company denies these claims and is vigorously defending the action.

      Al Moshiri v. iLive Inc., et al.
      --------------------------------

      On July 20, 2001, a lawsuit was filed in the Superior Court of the State of California for the County of Los Angeles, against the Company entitled Al Moshiri v. iLive, Inc., et. al. The complaint alleges various claims seeking payment of alleged finder's fees and damages in the amount of $500,000 and seeks punitive damages of $5,000,000. The Company denies these claims and is vigorously defending the action.

                          INDEX TO FINANCIAL STATEMENTS

                                   ILIVE, INC.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 and 2000

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       F-9

CONSOLIDATED FINANCIAL STATEMENTS
      BALANCE SHEET                                                      F-10
      STATEMENTS OF OPERATIONS                                           F-11
      STATEMENT OF STOCKHOLDERS' EQUITY                                  F-12
      STATEMENTS OF CASH FLOWS                                           F-13
      NOTES TO FINANCIAL STATEMENTS                                      F-14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

The Board of Directors and Shareholders
iLive, Inc.

We have audited the accompanying consolidated balance sheet of iLive, Inc. (the "Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iLive, Inc. as of December 31, 2001, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Liabilities exceed assets by $400,000 at December 31, 2001 and the Company requires additional capital in order to execute its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
March 20, 2002
                          iLIVE, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet

                                                                    DECEMBER 31,
                                                                        2001
                                                                    ------------
                                       ASSETS

CURRENT ASSETS
  Accounts receivable                                               $    65,904
                                                                    ------------

PROPERTY AND EQUIPMENT, NET                                              95,538

BEAUTY PAGEANT RIGHTS                                                   100,150
                                                                    -----------

                                                                    $   261,592
                                                                    ===========

                       LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

  Note payable                                                      $   100,000
  Note payable - stockholder                                            197,204
  Accounts payable                                                       61,873
  Accrued interest, including $255,302  to related parties              270,302
  Accrued payroll                                                        37,464
                                                                    ------------

    Total current liabilities                                           666,843
                                                                    ------------

COMMITMENTS AND CONTINGENCIES                                                 -

STOCKHOLDERS' DEFICIT

  Common stock,  $.001 par value; 100,000,000 shares
    authorized, 24,458,147 shares issued and outstanding                 24,458
  Additional paid-in capital                                          4,923,672
  Accumulated deficit                                                (5,353,381)
                                                                    ------------

    Total stockholders' deficit                                        (405,251)
                                                                    ------------

                                                                    $   261,592
                                                                    ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                    iLIVE, INC. AND SUBSIDIARIES
                               Consolidated Statements of Operations
                                                                                         YEAR ENDED DECEMBER 31,
                                                                                    --------------------------------
                                                                                        2001               2000
                                                                                    -------------      -------------
NET SALES                                                                           $    141,060       $      3,624
                                                                                    -------------      -------------

COSTS AND EXPENSES:
  Cost of sales                                                                           15,779             81,681
  Website development and hosting                                                        182,145            206,665
  General and administrative                                                             315,399          1,153,167
  Interest, including $112,167 in 2001 and $740,337 in 2000 to related parties           122,167            746,012
                                                                                    -------------      -------------

                                                                                         635,490          2,187,525
                                                                                    -------------      -------------

  Loss from continuing operations before income tax benefit                             (494,430)        (2,183,901)

INCOME TAX BENEFIT                                                                       168,100                  -
                                                                                    -------------      -------------

  Loss from continuing operations                                                       (326,330)        (2,183,901)

DISCONTINUED OPERATIONS:
  Loss from operations  (no tax effect)                                                        -           (487,302)
  Gain (loss) on disposal (net of tax effect of $168,100 in 2001)                      1,724,983           (427,602)
                                                                                    -------------      -------------

  Gail (loss) from discontinued  operations                                            1,724,983           (914,904)
                                                                                    -------------      -------------

NET INCOME (LOSS)                                                                   $  1,398,653       $ (3,098,805)
                                                                                    =============      =============

BASIC EARNINGS (LOSS) PER SHARE:
  Loss from continuing operations                                                   $      (0.01)      $      (0.13)
                                                                                    =============      =============
  Gain (loss) from discontinued operations                                          $       0.07       $      (0.05)
                                                                                    =============      =============
  Net income (loss)                                                                 $       0.06       $      (0.18)
                                                                                    =============      =============

BASIC WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                                                  24,606,781         16,769,814
                                                                                    =============      =============

DILUTED EARNINGS (LOSS) PER SHARE:
  Loss from continuing operations                                                   $      (0.01)      $      (0.13)
                                                                                    =============      =============
  Gain (loss) from discontinued operations                                          $       0.07       $      (0.05)
                                                                                    =============      =============
  Net income (loss)                                                                 $       0.06       $      (0.18)
                                                                                    =============      =============

DILUTED WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                                                  24,908,607         16,769,814
                                                                                    =============      =============

             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                 F-11


                                         iLIVE, INC. AND SUBSIDIARIES
                               Consolidated Statements of Stockholders' Deficit
                                    Years Ended December 31, 2001 and 2000

                                                        COMMON STOCK
                                             -------------------------------------
                                                                    AMOUNT                                                TOTAL
                                              NUMBER OF    -----------------------    ADDITIONAL      ACCUMULATED      STOCKHOLDERS'
                                               SHARES      PER SHARE     TOTAL      PAID-IN CAPITAL     DEFICIT          DEFICIT
                                             ------------  ---------  ------------  ---------------  --------------   -------------
BALANCE, DECEMBER 31, 1999                    15,053,147          -   $    15,053   $    1,705,657   $  (3,653,229)   $ (1,932,519)

 Debt conversion                               6,000,000       0.25         6,000        1,494,000               -       1,500,000

 Shares issued for cash                           15,000       1.67            15           24,985               -          25,000

 Shares isssued for license                       45,000       1.67            45           75,105               -          75,150

 Shares issued for SEA                           200,000          -           200             (200)              -               -

 Contributed capital - salary                          -          -             -           20,000               -          20,000

 Intrinsic value of beneficial conversion feature      -          -             -          611,600               -         611,600

 Net loss                                              -          -             -                -      (3,098,805)     (3,098,805)
                                             ------------  ---------  ------------  ---------------  --------------   -------------

BALANCE, DECEMBER 31, 2000                    21,313,147          -        21,313        3,931,147      (6,752,034)     (2,799,574)

 Repurchase of shares                            (15,000)      1.67           (15)         (24,985)                        (25,000)

 Shares issued for accrued rent                   15,000       0.60            15            8,985                           9,000

 Acquisition of Pay Per View                   4,307,771       0.53         4,307        2,278,810                       2,283,117

 Acquisition of Web Theatre                    3,457,017       0.53         3,457        1,828,761                       1,832,218

 Cancellation of shares issued to acquire
   Pay Per View and Web Theatre               (7,764,788)      0.53        (7,764)      (4,107,571)                     (4,115,335)

 Shares issued for cash                        1,000,000       0.25         1,000          249,000                         250,000

 Repurchase of shares                         (1,000,000)      0.09        (1,000)         (89,000)                        (90,000)

 Debt conversion                               3,045,000       0.25         3,045          758,205                         761,250

 Shares issued for services                      100,000       0.24           100           23,900                          24,000

 Intrinsic value of beneficial conversion feature                                           66,420                          66,420

 Net income                                                                                              1,398,653       1,398,653
                                             ------------             ------------  ---------------  --------------   -------------

BALANCE, DECEMBER 31, 2001                    24,458,147              $    24,458   $    4,923,672   $  (5,353,381)   $   (405,251)
                                             ============             ============  ===============  ==============   =============

                  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                    iLIVE, INC. AND SUBSIDIARIES
                               Consolidated Statements of Cash Flows

                                                                   YEAR ENDED DECEMBER 31,
                                                               ------------------------------
                                                                   2001              2000
                                                               ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                           $ 1,398,653       $(3,098,805)
   Adjustments to reconcile net loss to net cash
      used by operating activities:
      (Gain) loss from discontinued operations                  (1,893,083)          914,904
      Depreciation                                                  20,926            14,933
      Contributed capital - salary                                       -            20,000
      Issuance of shares for services                               24,000                 -
      Intrinsic value of beneficial conversion feature              66,420           611,600
   Change in assets and liabilities:
      Accounts Receivable                                          (55,904)                -
      Miss Beverly Hills License                                         -           (25,000)
      Accounts payable                                             (53,197)          116,305
      Accrued interest                                              55,331           129,217
      Other accrued expenses                                       (18,151)           45,001
                                                               ------------      ------------

         Net cash used by operating activities                    (455,005)       (1,271,845)
                                                               ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  (Advances to) repayments from stockholder                              -            85,641
  Purchase of equipment                                            (25,765)          (66,932)
                                                               ------------      ------------

         Net cash provided (used) by investing activities          (25,765)           18,709
                                                               ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of debt                                         -           113,500
  Proceeds from note payable - stockholder                         345,770         1,425,954
  Repurchase of common stock                                      (115,000)
  Issuance of  common stock                                        250,000            25,000
                                                               ------------      ------------

         Net cash provided by financing activities                 480,770         1,564,454
                                                               ------------      ------------

Cash used by discontinued operations                                     -          (311,318)
                                                               ------------      ------------

Net increase in cash                                                     -                 -

CASH, BEGINNING OF PERIOD                                                -                 -
                                                               ------------      ------------

CASH, END OF PERIOD                                            $         -       $         -
                                                               ============      ============

SUPPLEMENTAL DISCLOSURES OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:

      Acquisition of license for common stock                  $         -       $    75,150
                                                               ============      ============
      Conversion of debt to common stock                       $   770,250       $ 1,500,000
                                                               ============      ============

Cash paid for:
  Interest                                                     $         -       $         -
  Income taxes                                                 $       800       $       800

             THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                 F-13

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

      BACKGROUND AND BASIS OF PRESENTATION
      ------------------------------------

      The accompanying consolidated financial statements include the accounts of iLive, Inc., ("iLive"), its wholly owned subsidiaries, Society of Economic Assurance, Inc. ("SEA") and Asia Pacific Co., LTD ("Asia Pacific") and Asia Pacific's majority owned subsidiary, 246 LLC, (collectively, the "Company") through September 30, 2001. All material intercompany transactions and accounts have been eliminated in consolidation.

      iLive (formerly Powerhouse International Corporation) was incorporated in 1987 in Nevada, became inactive in 1996, and had no assets or liabilities at August 31, 1999. On September 7, 1999, iLive sold 10,000,000 shares of common stock for $500,000 cash and on September 30, 1999, it acquired Asia Pacific for 690,000 of its common shares valued at $74,609. This acquisition was accounted for as a purchase; accordingly, the results of operations of Asia Pacific are included in the accompanying consolidated financial statements since the date of acquisition through its sale on September 30, 2001.

      Asia Pacific, incorporated in October 1995 in Niue (a foreign country), acquired a controlling 64% interest in 246 LLC, a limited liability company organized in March 1996, to construct and operate a full-service restaurant, bar and membership club in Beverly Hills, California. The restaurant, known as Chasen's, commenced operations in April 1997. In July 2000, operations of the restaurant were discontinued and all restaurant assets were abandoned. On September 30, 2001, Asia Pacific was sold for $10,000.

      On February 17, 2000 the Company acquired 100% of the outstanding shares of Society of Economic Assurance, Inc. ("SEA"), a Nevada public shell by issuing 200,000 shares of its common stock. The Company elected to have SEA become the successor issuer, pursuant to Rule 12g-3(a) of the general Rules and Regulations of the Securities and Exchange Commission for reporting purposes under the Securities Exchange Act of 1934. For accounting purposes, the SEA acquisition was treated as a recapitalization. From its inception, SEA has been inactive, has operated no business, and held no assets or liabilities.

      Management is focused on the delivery and distribution of streaming video content on an on-demand and pay-per-view basis. The Company develops its own content and assists others to develop a distribution channel for their content on the iLive Network. The Company offers video-on-demand, electronic shopping, physical VHS and DVD distribution and business-to-business content creation and distribution. The Company currently generates virtually all of its revenue from its business services division where they help other bring their content online by providing editing and encoding solutions. Moving forward the Company looks to generate additional revenue from pay-per-view content and the Company's recent commitment to enter into the ISP market.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------------------

      USE OF ESTIMATES
      ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND EQUIVALENTS
      --------------------

      For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

      CONCENTRATIONS OF CREDIT RISK
      -----------------------------

      In 2001, 100% of revenues were from three customers. At December 31, 2001, one of these customers accounted for 84% of accounts receivable.

      LONG LIVED ASSETS
      -----------------

      Equipment, furniture and fixtures and website and program content are stated at cost, less accumulated depreciation. Depreciation is provided over the assets' estimated useful lives of 3-5 years using the straight line method.

      Beauty pageant rights are stated at cost and include the names Miss Beverly Hills, Miss Teen Beverly Hills, Mrs. Beverly Hills, and Mr. Beverly Hills, among others. These rights have no expiration date.

      Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Impairment is necessary when the undiscounted cash flows estimated to be generated by the asset are less than the carrying amount of the asset.

      PROVISION FOR INCOME TAXES
      --------------------------

      Deferred taxes are provided for on a liability method for temporary differences between the financial reporting and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------------------

      ADVERTISING AND PROMOTIONAL COSTS
      ---------------------------------

      Costs of advertising and promotion are expensed as incurred. Such costs were $0 in 2001 and $16,471 in 2000.

      BASIC AND DILUTED NET LOSS PER SHARE
      ------------------------------------

      Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
      -----------------------------------

      Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

      RECLASSIFICATIONS
      -----------------

      Certain items in the 2000 financial statements have been reclassified to conform with the 2001 presentation.

      REVENUE RECOGNITION
      -------------------

      The Company records revenues from business services as the services are rendered. Virtually all 2001 revenues are from business services. The Company records revenues from ticket sales from live performances and pageants at the time the performance or pageant is held. All 2000 revenues were from the Miss Beverly Hills beauty pageant. Pay-per-view revenues will be recorded as participants use purchased credits to watch pay per view programming. Unused credits will be recorded as deferred revenues. Product sales will be recorded on a net revenue basis, with net revenues being computed by deducting from gross revenues the amount of actual sales returns and the amount of reserves established for anticipated sales returns.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------------------

      RECENT ACCOUNTING PRONOUNCEMENTS
      --------------------------------

      In September 2000, the FASB issued Financial Accounting Standards SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and a replacement of FASB Statement No. 125." The impact of this statement did not have a material affect on the Company's financial statements.

      On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets. SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001. SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002. Management does not expect these pronouncements to materially impact the Company's financial position or results of operations.

      In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

      In August 2001, Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), was issued. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS 144 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
      ------------------------------------------------------

      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
      --------------------------------------------

      In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. The impact of this statement did not have a material affect on the Company's financial statements.

2.    DISCONTINUED OPERATIONS
      -----------------------

      In April 2000, management closed the restaurant to the public and began operating it for private parties only. In July 2000, operations of the restaurant were permanently discontinued and all restaurant assets were abandoned. Revenues from discontinued operations totaled $701,000 in 2000.

      On September 30, 2001 the Company sold Asia Pacific to an unrelated party for $10,000, resulting in a gain on the disposal of $1,893,083. At September 30, 2001, Asia Pacific had zero assets and the following liabilities:

      Notes payable                                                 $   376,623
      Accounts payable                                                  731,792
      Accrued interest                                                  136,399
      Accrued payroll and related taxes                                 375,816
      Other accrued expenses                                            262,453
                                                                    ------------
                                                                    $ 1,883,083
                                                                    ============

3.    PROPERTY AND EQUIPMENT

      Computers and equipment                                       $    91,495
      Furniture and fixtures                                             24,607
      Website and program content                                        17,796
                                                                    ------------

                                                                        133,898
      Accumulated depreciation                                          (38,360)
                                                                    ------------

                                                                    $    95,538
                                                                    ============

4.    NOTE PAYABLE

      Unsecured 10% promissory note due December 31, 2001.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

5.    NOTE PAYABLE - STOCKHOLDER
      --------------------------

      In 1999, the Company entered into a $1,500,000 convertible line of credit arrangement with a stockholder bearing interest at 12% and due on or before March 7, 2001. The note was convertible at the holder's election into common stock at $0.25 per share, was fully utilized, and was converted into 6,000,000 shares in 2000.

      In 2000, the Company entered into a new $1,500,000 convertible line of credit at 12% interest with all principal and interest due on or before April 7, 2002. The note is convertible at the holder's election into a maximum of 6,000,000 shares of common stock at $0.25 per share. At December 31, 2001, the Company had borrowed a total of $958,454 on this line of credit and the holder had converted $761,250 of the debt into 3,045,000 common shares.

      The intrinsic value of the beneficial conversion feature of $611,200 in 2000 and $66,420 in 2001 is included in interest expense and additional paid-in capital in the accompanying financial statements.

6.    COMMON STOCK
      ------------

      In February 2000 the Company acquired 100% of the outstanding shares of Society of Economic Assurance, Inc. ("SEA"), a Nevada public shell by issuing 200,000 shares of its common stock. For accounting purposes, the SEA acquisition was treated as a recapitalization.

      In February 2000, the Company acquired the exclusive rights to the Miss Beverly Hills, Miss Teen Beverly Hills , Mrs. Beverly Hills and Mr. Beverly Hills beauty pageants The Company recorded the rights at the fair value of the asset received which totaled $100,150. In exchange for the rights, the Company paid cash of $25,000 and issued 45,000 shares of its common stock at $1.67.

      In February 2000, the Company sold 15,000 shares of its common stock in a private placement at $1.67 per share for a total of $25,000. These shares were repurchased in 2001 for $25,000.

      In January 2001, the Company issued 15,000 shares of its common stock to its former landlord in payment of accrued rent totaling $9,000.

      On January 25, 2001, the Company issued 7,764,788 common shares valued at $.53 per share to acquire all of the assets of Web Theatre, Inc. and Web Pay Per View.com, Inc. In conjunction with these acquisitions, the Company sold 1,000,000 shares of its common stock to two investors for a total of $250,000. On March 30, 2001, all parties agreed to rescind these transactions. The 7,764,788 shares issued for the acquisitions were returned to the Company and the investors' shares were repurchased by the Company for $90,000. Included in general and administrative expenses in the consolidated statements of operations for 2001 are acquisition expenses, rent and other general expenses totaling approximately $160,000 relating to these transactions.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

6.    COMMON STOCK (CONTINUED)
      ------------------------

      On August 6, 2001, the Company issued 100,000 shares of its common stock for services valued at $24,000.

7.    COMMITMENTS AND CONTINGENCIES
      -----------------------------

      LEASE OBLIGATIONS
      -----------------

      The Company leases office space for $5,000 per month under a month to month operating lease from a stockholder of the Company. Rent expense totaled $103,914 in 2001 and $101,000 in 2000.

      LITIGATION
      ----------

      The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of its business. Currently, the Company is involved in the following actions which may have a material impact on the Company's operations.

      On July 20, 2001, a lawsuit was filed in the Superior Court of the State of California for the County of Los Angeles, against the Company entitled Al Moshiri v. iLive, Inc., et al. The complaint alleges various claims seeking payment of alleged finder's fees and damages in the amount of $500,000 and seeks punitive damages of $5,000,000. The Company denies these claims and is vigorously defending the action.

      On September 21, 2001, a lawsuit was filed in the Superior Court of the State of California for the County of Orange, Jerry Nieto v. iLive, Inc., et al. The complaint alleges various claims seeking payment of past due wages in the amount of $9,000, 750,000 shares of the Company's common stock, and penalties and attorney fees. The Company denies these claims and is vigorously defending the action.

8.    PROVISION FOR INCOME TAXES
      --------------------------

      At December 31, 2001, the Company has a net operating loss carryforward for federal tax purposes of $3,345,000 which, if unused to offset future taxable income, will begin to expire in 2019 through 2020.

      The Company had deferred tax assets of $1,337,000 at December 31, 2001 relating to its net operating loss. A valuation allowance has been recognized to offset all of the related deferred tax asset due to the uncertainty of realizing the benefit.

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

9.    BASIC AND DILUTED NET LOSS PER SHARE
      ------------------------------------

      The following table illustrates the required disclosure of the reconciliation of the numerators and denominators of the basic and diluted earnings per share computations.

                                                                               2001                2000
                                                                           -------------      -------------
Basic income (loss) per share:

  Numerator
    Loss from continuing operations available to common stockholders       $   (326,330)      $ (2,183,901)
    Gain (loss) from discontinued operations                                  1,724,983           (914,904)
                                                                           -------------      -------------

    Net income (loss)                                                      $  1,398,653       $ (3,098,805)
                                                                           =============      =============
  Denominator
    Basic weighted average number of common shares
    outstanding during the period                                            24,606,781         16,769,814
                                                                           =============      =============

DILUTED INCOME (LOSS) PER SHARE:

  Numerator
    Loss from continuing operations available to common stockholders       $   (326,330)      $ (2,183,901)
    Add:  Interest expense on portion of debt unconverted                        10,737                  -
                                                                           -------------      -------------
    Loss from continuing operations for diluted per share computation          (315,593)
    Gain (loss) from discontinued operations                                  1,724,983           (914,904)
                                                                           -------------      -------------

    Net income (loss) for diluted per share computation                    $  1,409,390       $ (3,098,805)
                                                                           =============      =============

  Denominator
    Basic weighted average number of common shares
    outstanding during the period                                            24,606,781         16,769,814
    Shares available for convertible debt                                       301,826                  -
                                                                           -------------      -------------
    Diluted weighted average number of common shares
    outstanding during the period                                            24,908,607         16,769,814
                                                                           =============      =============

  Incremental common shares (not included in the computation of diluted earnings per share calculation due to their
   antidilutive nature) attributable to exercise of:
        Shares available for convertible debt                                         -          2,435,520
                                                                           =============      =============

                          ILIVE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

10.   GOING CONCERN
      -------------

      At December 31, 2001, the Company has current obligations of approximately $666,000. In order to proceed with its business plan, the Company estimates it needs an additional $500,000 to continue operations through 2002 and will need additional capital in 2003. The Company continues to explore all possibilities in securing financing sufficient to cover operating expenses until such time the Company reaches profitability. Failure to raise additional funds will have a material adverse effect on the Company's plan of operations.

11.   SUBSEQUENT EVENTS
      -----------------

      Subsequent to year end, the Company issued 9,600,000 shares of its common stock valued at $1,815,000 for $1,013,500 in internet content, $554,500 in technical services to be provided in the future and $247,000 in investor relations services to be provided in the future. In addition, the Company issued $300,000 in 8% convertible notes and 100,000 accompanying warrants. The debt is convertible into common shares at the stockholder's option, at the lower of (i) $0.13 or (ii) 80% of the average of the three lowest closing prices of the common stock for the 30 trading days before, but not including, the conversion date.

----------------------------------------------------------       -----------------------------

You should rely only on the information contained in this
prospectus. We have not authorized anyone to provide you
with information different from the information contained
in this prospectus. This document may only be used where
it is legal to sell the securities. The information in
this document may only be accurate on the date of this
document.                                                            UP TO 13,150,000 SHARES
                                                                             OF OUR
                                                                        OF COMMON STOCK

                    TABLE OF CONTENTS
                                                     Page
                                                     ----

Prospectus Summary                                    2
Risk Factors                                          3
Use Of Proceeds                                       6
Market For Common Equity And Related
     Stockholder Matters                              7
Management's Discussion And Analysis Or Plan Of
     Operation                                       11                     iLIVE, INC.
Business                                             14
Management                                           15            2102 Business Center Drive
Certain Relationships And Related Transactions       18             Irvine, California 92612
Security Ownership Of Certain Beneficial Owners                          (949) 660-0099
     And Management                                  19
Description Of Securities                            20
Plan Of Distribution                                 21
Selling Stockholders                                                    --------------
Legal Matters                                        24
Experts                                              25                   PROSPECTUS
Available Information                                25
Index To Financial Statements                        26                 --------------

                                                                         April __, 2002

----------------------------------------------------------       -----------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

          NATURE OF EXPENSE                                    AMOUNT
          -----------------                                    ------
          SEC Registration fee                              $    641.27
          Accounting fees and expenses                         5,000.00*
          Legal fees and expenses                              8,000.00*
          Printing and related expenses                        3,000.00*
                                                            ------------
                  TOTAL                                     $ 16,641.27*
                                                            ============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On September 7, 1999, the Company issued 8,500,000 shares of its "restricted" Common Stock to Street Capital, Inc., an "accredited" corporation, at a price of $0.05 per share, resulting in net proceeds to the Company of approximately $425,000. Scott Henricks, the Company's President & CEO, is also the President and sole director of Street Capital, Inc. Albert Aimers, the Company's Chairman of the Board is a majority shareholder of Street Capital, Inc. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

         On September 7, 1999, the Company issued 1,500,000 shares of its "restricted" Common Stock to Marcia Allen (the Company's former President, CEO, and a director), an "accredited" individual, at a price of $0.05 per share, resulting in net proceeds of the Company of $75,000. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933. On September 30, 1999 the Company issued 690,000 shares of its "restricted" Common Stock in exchange for all of the outstanding common stock of Asia Pacific. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

         On February 22, 2000, the Company issued an aggregate of 45,000 shares of its "restricted" Common Stock to four accredited individuals in exchange for the exclusive rights to the Miss Beverly Hills, Miss Teen Beverly Hills, Mrs. Beverly Hills, and Mr. Beverly Hills beauty pageants. The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

         On February 29, 2000, the Company entered into a Stock Exchange Agreement with the shareholders of Society of Economic Assurance, Inc., a Nevada corporation ("SEA") to acquire 100,000 shares (100%) of SEA, in exchange for 200,000 shares of its restricted common stock. The issuance was an isolated transaction not involving a public offering pursuant to section 4(2) of the Securities Act of 1933.

         In February 2000, the Company initiated a private offering of up to $5,000,000 worth of the Company's "restricted" Common Stock including warrants to purchase additional shares of the Company's Common Stock (a "Unit"). As of May 15, 2000, the Company has sold 5,000 Units shares resulting in net proceeds of $25,000. The issuance were offered without general solicitation or advertising to unrelated accredited investors under Rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933.

         On September 30, 2000, the Company issued 6,000,000 common shares of its "restricted" common stock upon conversion by Street Capital of the Company's previously issued $1,500,000 note. The issuance was an isolated transaction involving a public offering pursuant to Section 4 (2) of the Securities Act of 1933.

         On January 9, 2001 The Company sold an aggregate of 1,000,000 shares of its "restricted" common stock and warrants to purchase up to 1,000,000 shares of its "restricted" common stock in two "accredited" investors, resulting in net proceeds of $250,000. The issuance was an isolated transaction involving a public offering pursuant to Section 4 (2) of the Securities Act of 1933. Subsequently, however, the Company and the two investors agreed to rescind the sale of the Company's common stock.

         On January 25, 2001, pursuant to an Agreement for the Purchase and Sale of Assets, agreed to issue to Web Theatre, Inc., an Arizona corporation, 3,448,320 shares of its "restricted" Common Stock and Warrants to purchases up to 3,448,320 shares of the Company's "restricted" common stock at an exercise price of $1.00 per share, in exchange for all of the assets of Web Theatre. On March 25, 2001, however, the Company and Web Theatre agreed to rescind the agreement.

         On January 25, 2001, the Company, pursuant to an Agreement for the Purchase and Sale of Assets, agreed to issue to Webpayperview, Inc., an Arizona corporation, 4,307,771 shares of its "restricted" Common Stock and Warrants to purchases up to 4,307,771 shares of the Company's "restricted" common stock at an exercise price of $1.00 per share, in exchange for all of the assets of Webpayperview. On March 25, 2001, however, the Company and Webpayperview agreed to rescind the agreement.

         On October 1, 2001 the Company issued 100,000 shares of its "restricted" (as that term is defined by the Securities Act of 1933) common stock , to an unaffiliated entity in exchange for services rendered in the development of its website. The issuance was an isolated transaction involving a public offering pursuant to Section 4 (2) of the Securities Act of 1933.

         In January 2002, we entered into a securities purchase agreement with the Laurus Master Fund, Ltd. for the issuance of a $300,000 principal amount of 8% convertible note and an aggregate of 100,000 common stock purchase warrants in reliance on Section 4(2) of the Act and Rule 506.

         On January 10, 2002, we entered in an agreement to issue 850,000 shares of common stock to Bel Air Screen Group Inc. in consideration for $161,500 worth of content.

         On January 8, 2002, we entered into an agreement to issue 1,300,000 shares of common stock to Driven Financial Group Inc. in consideration for $247,000 worth of Investor Relations Services.

         On January 4, 2002, we entered in to an agreement to issue 1,300,000 shares of common stock to Leico Investments Limited in consideration for $247,000 worth of consulting services.

         On January 22, 2002, we entered in an agreement to issue 1,250,000 shares of common stock to Atlas Encoding Service Inc. in consideration for $268,750 worth of services.

         On January 15, 2002, we entered into an agreement to issue 1,350,000 shares of common stock to Black Forest Films Inc. in consideration for $290,250 worth of content.

         On January 15, 2002, we entered into an agreement to issue 1,400,000 shares of common stock to Axis Library Group Inc. in consideration for $301,000 worth of content.

         All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of iLive or executive officers of iLive, and transfer was restricted by iLive in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons. All persons represented to iLive that they were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean iLive, Inc., a Nevada corporation.

         Exhibit No.             Description

                        SALE PURCHASE AGREEMENT

             2.1        Asia Sale Agreement (previously filed)

                        ARTICLES OF INCORPORATION AND BYLAWS

             3.1 Restated Articles of Incorporation (filed as an exhibit to iLive's Form 10KSB filed on April 16, 2001 and incorporated by reference herein)

             3.2 Bylaws (filed as an exhibit to iLive's Form 10KSB filed on April 16, 2001 and incorporated by reference herein)

                        INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS

             4.1 Street Capital Convertible Note (filed as an exhibit to iLive's Form 10KSB filed on April 25, 2002 and incorporated by reference herein)

             4.2 $300,000 8% Convertible Note issued to the Laurus Master Fund, Ltd. (previously filed)

             4.3 Common Stock Purchase Warrant issued to the Laurus Master Fund, Ltd.

             4.4        Securities Purchase Agreement. (previously filed)

             4.5        Street Capital Convertible Note Maturity Date Extension

                        OPINION REGARDING LEGALITY

             5.1        Sichenzia Ross Friedman Ference LLP Opinion and Consent.

                        MATERIAL CONTRACTS
            10.1 Employment Agreement with Scott Henricks (filed as an exhibit to iLive's Form 10KSB filed on April 25, 2002 and incorporated by reference herein)

            10.2 Employment Agreement with Albert Aimers (filed as an exhibit to iLive's Form 10KSB filed on April 25, 2002 and incorporated by reference herein)

                        CONSENTS OF EXPERTS AND COUNSEL

            23.1        Consent of independent auditors (filed herewith).

            23.2        Consent of legal counsel (see Exhibit 5).

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on April 25, 2002.

                                                  ILIVE, INC.

                                                  By: /s/ Scott Henricks
                                                      --------------------------
                                                      Scott Henricks, President

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      SIGNATURE                          TITLE                              DATE
      ---------                          -----                              ----

/s/ Scott  Henricks             President, Chief Financial Officer       April 25, 2002
---------------------------     (principal accounting officer),
                                Secretary and Director

/s/ Albert Aimers               Chief Executive Officer and Director     April 25, 2002
---------------------------
